Exhibit 10.1

EAST WEST BANCORP, INC.

1998 STOCK INCENTIVE PLAN

(As Amended)

Section 1. PURPOSE OF PLAN

The purpose of this 1998 Stock Incentive Plan ("Plan") of East West Bancorp, Inc., a Delaware corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees and consultants by providing for or increasing the proprietary interests of such employees and consultants in the Company, and to enable the Company and its subsidiaries to attract, retain and motivate nonemployee directors and further align their interests with those of the stockholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

Section 2. PERSONS ELIGIBLE UNDER PLAN

Each of the following persons (each, a "Participant") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder: (1) any employee of the Company or any of its subsidiaries, including any director who is also such an employee, (2) any director of the Company or any of its subsidiaries who is not also an employee of the Company or any of its subsidiaries (a "Nonemployee Director") and (3) any consultant of the Company or any of its subsidiaries.

Section 3. AWARDS

(A) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock of the Company ("Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

(B) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

(C) Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

(D) Awards of stock or restricted stock may be granted under this Plan in payment of Bonus Awards under the East West Bancorp, Inc. Performance-Based Bonus Plan upon the satisfaction of performance goals established by the Company's Compensation Committee pursuant to the terms and conditions of such other plan.

(E) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

(i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, in whole or in part, by any one or more of the following:

(a) the delivery of cash;

(b) the delivery of other property deemed acceptable by the Committee;

(c) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property; or

(d) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award;

(ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 hereof; or

(iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option"); provided, however, that no Award issued to any consultant or any Nonemployee Director may qualify as an Incentive Stock Option.

(F) Notwithstanding the foregoing, the Committee shall be subject to the following restrictions in the granting Awards under the Plan:

(i) The exercise price of each stock option will not be less than 100% of the Fair Market Value (as defined below) of a share of common stock as of the Pricing Date (as defined below) (110% of the Fair Market Value of a share of common stock as of the Pricing Date for an incentive stock option optionee who owns more than ten percent of the voting power of all classes of stock of either the Company or any "parent" or "subsidiary" of the Company as defined in Code Section 424). "Fair Market Value" means, as of any date of determination, the most recent closing price per share of the common stock as published in The Wall Street Journal or, if not so published, as otherwise determined by the Committee. "Pricing Date" means the date on which a stock option is granted, however, for non-qualified stock options the Committee may specify as the Pricing Date the date on which the options are approved if individual grants will be made at a later time or the date on which an optionee is hired or promoted (or some similar event).

(ii) Other than for adjustments set forth in Section 8 hereof relating to adjustments due to certain corporate transactions), the exercise price of a stock option may not be changed subsequent to the date of grant of the stock option unless approved by the stockholders of the Company. In addition, a stock option may not be repriced subsequent to its date of grant by canceling or surrendering options and within six months replacing or re-granting stock options to the same optionee at a lower price.

(iii) The term of any stock option or other Award granted under the Plan after July 17, 2002 shall not exceed seven years from the date of grant.

(G) The Committee will have the authority to accelerate the vesting of any Award previously granted under this Plan.

(H) Notwithstanding anything to the contrary contained in this Section 3, neither an Award nor any interest therein may be sold, assigned, transferred, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

(I) All certificates evidencing Awards or Common Shares issued pursuant thereto should bear any legend determined by the Board or the Committee to be necessary or appropriate.

Section 4. STOCK SUBJECT TO PLAN

(A) At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) outstanding as of July 17, 2002 and all Awards granted after the date hereof under this Plan shall not exceed 3,500,000, which amount shall be increased as of each January 1 (commencing on January 1, 2004) by an amount equal to two percent (2%) of the shares of Common Stock outstanding on the immediately preceding December 31, provided, however, such increase shall not cause the total of outstanding Awards plus issuable awards to exceed 3,500,000 shares. The maximum number of shares of Awards of restricted stock, performance shares, performance units and grants of stock that may be granted under the Plan after July 17, 2002 shall be 750,000 in aggregate amount, subject to paragraph (B) below. The maximum number of Common Shares with respect to which options or rights may be granted to any person during a calendar year shall be 1,902,000 shares. The foregoing shall all be subject to adjustment as provided in Section 8 hereof.

(B) Shares subject to awards under the Plan which expire, terminate, or are canceled prior to exercise or in the case of awards of restricted stock, do not vest shall thereafter be available for the granting of other awards. The payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance.

Section 5. DURATION OF PLAN

No Awards shall be made under this Plan after June 25, 2008. Although Common Shares may be issued after June 25, 2008 pursuant to Awards made prior to such date, no Common Shares shall be issued under this Plan after June 25, 2015.

Section 6. PERFORMANCE-BASED COMPENSATION

(A) The Committee may, in its sole discretion, make Awards to Participants intended to comply with the "performance-based" compensation requirements of Internal Revenue Code Section 162(m). The granting or vesting of such Awards will be determined based on the attainment of objective written performance goals for a performance period. The performance goal will state, in terms of an objective formula or standard, the method for computing the granting or vesting of the Award if the goal is attained. The performance goals must be established by the Committee in writing no later than 90 days after the commencement of the performance period or, if less, the number of days which is equal to 25% of the relevant performance period. Performance goals will be based on the attainment of one or more performance measures described below. To the degree consistent with Internal Revenue Code Section 162(m), the performance goals may be calculated without regard to extraordinary items. The Committee must certify in writing prior to the payment of performance-based compensation attributable to Awards of Restricted Stock and/or Performance Units that the performance goals applicable to such Awards, as well as any other material terms applicable to such Awards, were satisfied.

(B) The Committee shall establish Company performance goals for the granting or vesting of "performance-based" Awards, which may be a fixed target, a prior year comparison, or a comparison to peer banks selected by the Committee, and which will be based solely upon one or more of the following performance measures: return on stockholder equity; return on assets; ratio of non-performing assets to total assets; earnings per share; deposits; loans; non- interest income; efficiency ratio; and stock price ("Performance Criteria"). Performance measures may relate to the Company and/or one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines. For purposes of the Plan, each of the Performance Criteria shall be as set forth in the Company's year-end financial statements and balance sheet, with such adjustments as are set forth below. For purposes of the Plan, each of the above criteria that is based upon income, earnings or profits of the Company, shall be calculated before taking into account any Bonus Award paid or payable under this Plan. In establishing performance criteria for any Plan Year, the Committee may elect to adjust the Performance Criteria to include or exclude changes in accounting principles but may not make other changes to the Performance Criteria.

Section 7. ADMINISTRATION OF PLAN

(A) This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more directors, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and who otherwise comply with the requirements of Rule 16b-3; provided, however, that before the registration of the Common Shares under Section 12 of the Exchange Act, grants of Awards may, in the absence of action of the Committee, be made by the entire Board.

(B) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i) adopt, amend and rescind rules and regulations relating to this Plan;

(ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

(iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

(iv) determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof;

(v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder; and

(vi) certify in writing prior to payment of compensation that the performance goals and any other material terms of an Award were in fact satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made are treated as a written certification.

(C) Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or some of its responsibilities and powers to any one or more of its members. The Committee also may delegate all or some of its responsibilities and powers to any person or persons it selects. The Committee may revoke any such allocation or delegation at any time.

Section 8. ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under this Plan.

Section 9. AMENDMENT AND TERMINATION OF PLAN

The Board may amend or terminate this Plan at any time and in any manner, provided that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

Section 10. EFFECTIVE DATE OF PLAN

This Plan shall be effective as of the latter of the date upon which it was approved by the Board of Directors of the Company and the date on which it was approved by the holders of a majority of the voting securities of the Company.

Section 11. GOVERNING LAW

This Plan and any Award granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California without reference to choice or conflict of law principles